                                                                     EXHIBIT 3.2

                                    BYLAWS
                                      OF
                            PIONEER BANCORPORATION

                                   ARTICLE 1

                                    Offices
                                    -------

     1.1  Principal Office. The principal office of Pioneer Bancorporation (the
          ----------------
"Corporation") shall be at 10 State Street, Reno, Nevada 89501.

     1.2  Other Offices.  The Corporation may have such other offices within or
          -------------
without the State of Nevada as the Board of Directors may, from time to time, determine.

     1.3  Resident Agent and Address.  The name of the resident agent and the
          --------------------------
agent's street address (the "Registered Office") where process may be served upon the Corporation are: Shelle K. Grim-Brooks, 10 State Street, Reno, Nevada 89501. The Registered Office or the resident agent may be changed from time to time by the Board of Directors as provided by law.

                                   ARTICLE 2

                         Stock and the Transfer Thereof
                         ------------------------------

     2.1  Stock Certificates.
          ------------------

          (a) The shares of the Corporation shall be represented by certificates signed by the President or a Vice President, and by the Secretary or an Assistant Secretary of the Corporation and shall be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

          (b) If this Corporation issues shares of more than one class, every certificate representing the shares issued shall set forth upon the face or back of the certificate or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, so far as the same have been determined, and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series, so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

          (c) Each certificate representing shares shall state upon the face thereof:

                    (i) The name of the Corporation and that it is organized under the laws of the State of Nevada,

                    (ii) The name of the person to whom issued,

                    (iii) The number and class of shares and the designation of the series, if any, which such certificate represents, and

                    (iv) The par value of each share or that the share has no
                par value, as the case may be.

          (d) No certificate shall be issued for any share until such share is fully paid.

     2.2  Consideration for Shares.  Shares shall be issued for such
          ------------------------
consideration expressed in dollars, but not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. The consideration for the issuance of shares may be paid, expressed in dollars, as shall be fixed by the Board of Directors. Treasury shares may be disposed of by the Corporation for such consideration expressed in dollars, but not less than the par value thereof, as shall be fixed from time to time by the Board of Directors.

     2.3  Transfer Agent and Registrar for Shares.  The Board of Directors shall
          ---------------------------------------
appoint one or more transfer agents and registrars for the shares of stock of the Corporation. The Corporation itself may be a transfer agent and registrar for its shares. Each transfer agent shall maintain, among other records, a shareholders' ledger setting forth the names and addresses of the holders of all issued shares of the Corporation, the number and class of shares held by each, the certificate numbers representing the shares, and the date of issue of the certificates representing the shares. Each registrar shall also maintain a stock register setting forth, among other things, the total number of shares of each class of shares which the Corporation is authorized to issue and the total number of shares actually issued. The shareholders' ledger and the stock register are hereby identified as the stock transfer books of the Corporation. The names and addresses of shareholders as they appear on the shareholders' ledger maintained by the transfer agent shall be the official list of shareholders of record of the Corporation. The name and address of each shareholder of record as they appear on the shareholders' ledger shall be conclusive evidence as to who are the shareholders entitled to receive notice of the meetings of shareholders, to vote at the meetings, and to own, enjoy and exercise any other property or rights deriving from the shares of the Corporation.

     2.4  Lost, Stolen and Destroyed Certificates.  The Board of Directors may
          ---------------------------------------
direct a new certificate(s) to be issued in place of any certificate(s) which has been allegedly lost, stolen or destroyed upon receipt of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and the Board of Directors when authorizing such issue of a new certificate(s) may, in its discretion, require the owner of such lost, stolen or destroyed certificate(s) or his legal representative to advertise the same in such manner as it shall require or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation, or both. Except as provided herein, no new certificate evidencing shares of stock shall be issued until the old certificate(s) for which the new certificate(s) is to be issued is surrendered for cancellation.

     2.5  Transfers of Shares.  Except as otherwise provided by law, the stock
          -------------------
of the Corporation shall be transferable or assignable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney upon surrender of the certificate(s) for such shares duly endorsed or transferred. The Corporation shall be entitled to treat the holder of record, including any voting trust, of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equity or any other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as may be required by the laws of Nevada.

     2.5  Transfer Restrictions. The Corporation shall have the right to impose
          ---------------------
restrictions upon the transfer of any shares of its common stock or any interest therein, from time to time issued, provided that such restrictions as made from time to time be so imposed or notice of the substance thereof shall be set forth upon the face or back of the certificates representing such shares of stock.

                                   ARTICLE 3

                     Shareholders and Shareholders' Meeting
                     --------------------------------------

     3.1  Annual Meeting.  The annual meeting of the shareholders for the
          --------------
election of Directors and the transaction of such other business as may properly come before the meeting shall be held each year on the third Wednesday in March at 11:00 a.m. or such other date and hour determined by the Board of Directors. The place of the annual meeting shall be the principal executive office of the Corporation or such other place within or without the State of Nevada as the Board of Directors may determine. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the Corporation.

     3.2  Special Meetings. Special meetings of the shareholders may be called
          ----------------
at any time by the Chairman of the Board, the President, the Board of Directors or the holders of shares of not less than fifty percent (50%) of all shares entitled to vote at the meeting. Special meetings shall be held at the principal office of the Corporation or such other place within or without the State of Nevada as the Board of Directors may determine.

     3.3  Notices of Meetings.  Written notice stating the place, day, hour and
          -------------------
purpose or purposes of the meeting shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, or by other means of written communication, charges prepaid, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

     3.4  Notice and Waiver.
          -----------------

          (a) Notice to shareholders of record, if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon paid. If three successive letters mailed to the last-known address of any shareholder of record are returned as undeliverable, no further notices to such shareholder shall be necessary, until another address for such shareholder is made known to the Corporation.

          (b) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If after the adjournment date a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

          (c) When any notice is required to be given to any shareholder of the Corporation, a waiver thereof in writing signed by the person entitled to such notice, in person or by proxy, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice. By attending a meeting, a shareholder waives objection to lack of notice of such meeting unless the shareholder, prior to the conclusion of the meeting, objects to the holding of the meeting or the transaction of business at the meeting; and by attending a meeting, a shareholder waives objection to consideration of such meeting of a particular matter not within the purpose(s) described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     3.5  Closing of Transfer Books and Fixing Record Date.  For the purpose of
          ------------------------------------------------
determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make determination of shareholders for any proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period not to exceed in any case sixty (60) days immediately preceding such meeting. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to denote more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof.

     3.6  Voting List.  The officer or agent having charge of the stock transfer
          -----------
books for shares of the Corporation shall prepare a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order within each class, series, or group of shareholders, with the address of and the number of shares held by each. The record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting for reasonable periods during the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders. Failure to comply with these requirements shall not affect the validity of any action taken at any such shareholders' meeting.

     3.7  Quorum.  A quorum at any meeting of the shareholders shall consist of
          ------
a majority of the shares entitled to vote, represented in person or by proxy.
If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting entitled to vote on the subject matter, which shares voting affirmatively also constitute at least a majority of the required quorum, shall be the act of the shareholders unless the Articles of Incorporation or the Nevada Revised Statutes require a greater number of affirmative votes.

     3.8  Proxies.  At all meetings of shareholders, a shareholder may vote by
          -------
proxy, executed in writing by the shareholder or his duly authorized agent.
Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. No proxy shall be valid after the expiration of seven (7) years from the date of its creation.

     3.9  Voting of Shares.   Each outstanding share of common stock shall be
          -----------------
entitled to one vote on each matter submitted to vote at a meeting of shareholders. Cumulative voting is not authorized in the election of Directors or for any other purpose.

     3.10 Voting of Shares By Certain Holders.
          -----------------------------------

          (a) Neither treasury shares nor shares held by another corporation, if the majority of the shares are entitled to vote for the election of Directors of such other corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

          (b) Shares standing in the name of another corporation, domestic or foreign, may be voted by any officer, agent, or proxy appointed by any of them, unless some other person, by resolution of its board or pursuant to its bylaws, shall be appointed to vote such shares.

          (c) Shares held by any person in any representative or fiduciary capacity, may be voted by him, either in person or by proxy, without a transfer of such shares into his name.

          (d) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee.

          (e) Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefore.

     3.11  Chairman.  The Chairman of the Board of the Corporation, or in his
           --------
absence the Vice Chairman, shall act as Chairman at all meetings of the shareholders.

     3.12  Conduct of Meetings.  Meetings of shareholders shall be conducted as
           -------------------
follows:

          (a) The Chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal of the ruling of the Chairman. The Chairman shall state the from rules under which the meeting or appropriate part thereof shall be conducted.

          (b) If disorder should arise which prevents continuation of the legitimate business of the meeting, the Chairman may quit the chair and announce the adjournment of the meeting, and upon his doing, the meeting is immediately adjourned.

          (c) The Chairman may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.

          (d) A resolution or motion shall be considered for vote only if proposed by a shareholder or duly authorized proxy, and seconded by an individual who is a shareholder or duly authorized proxy other than the individual who proposed the resolution or motion.

     3.13 Vote.  Voting shall be oral or by written ballot.
          ----

     3.14 Action By Shareholders Without a Meeting.
          -----------------------------------------

         (a) Any action required to be taken at a shareholders' meeting may be taken without a meeting if all the shareholders entitled to vote thereon consent thereto in writing and such consent is delivered to the Secretary of the Corporation for inclusion in the minutes or for filing with the Corporation records. Any action taken is effective when all shareholders entitled to vote have signed the consent, unless the consent specifies a different effective date.

         (b) Written consent of the shareholders entitled to vote has the same force and effect as a unanimous vote of such shareholders and may be stated as such in any document. The record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent.

                                   ARTICLE 4

                         Directors, Powers and Meetings
                         ------------------------------

     4.1  General Powers.  The business and affairs of the Corporation shall be
          --------------
managed by a Board of Directors, except as otherwise provided by the Nevada Revised Statutes, the Articles of Incorporation or these Bylaws.

     4.2  Number, Tenure and Qualifications.  The Directors of the Corporation
          ---------------------------------
shall consist of no less than five (5) and no more than fifteen (15) natural persons of the age of 18 years or older who need not be shareholders of the Corporation. The number of Directors to serve until the next succeeding annual meeting may be increased or decreased from time to time by resolution of a majority of the Board of Directors or by resolution of the shareholders at each annual meeting of shareholders. At the 1994 annual meeting of shareholders, one third of the total number of Directors shall be elected for a term of three (3) years each; one-third of the total number of Directors elected for a term of two
(2) years each and one-third of the total number of Directors elected for a term of one (1) year each. If the total number of Directors is not divisible by three (3), the odd numbered Director(s) shall be elected for one (1) year each. At the 1995 annual meeting of shareholders and at each subsequent annual meeting, the number of Directors to be elected shall be elected for terms of three (3) years each. Each Director shall hold office until his successor has been elected and has qualified.

     4.3  Resignations and Removal.  Any Director may resign by written notice
          ------------------------
of his resignation to the Corporation, which resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation. Directors shall be removable from office by the affirmative vote of seventy-five percent (75%) of the shareholders entitled to vote.

     4.4  Filling Vacancies.  Any vacancy occurring in the Board of Directors,
          -----------------
however caused, and newly created directorships resulting from an increase in the authorized number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors even though less than a quorum of the Board of Directors, or by a sole remaining Director. A Director so elected shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

     4.5  Annual and Regular Meetings.  The annual meeting of the Board of
          ---------------------------
Directors or any committee designated by the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or outside Nevada, for the holding of additional regular meetings without other notice than such resolution.

     4.6  Special Meetings.  Special meetings of the Board of Directors or any
          ----------------
committee designated by the Board may be called by or at the request of the President or any two (2) Directors.

     4.7  Notice and Waiver. Notice of any special meeting of the Board of
          -----------------
Directors or any committee designated by the Board of Directors shall be given by written notice mailed to each Director at his business address at least five
(5) days prior to the meeting, or by notice given at least twenty-four (24) hours previously by telegram, telephone, telecopy, or written notice delivered personally. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Notice need not be given to any Director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting. The attendance of a Director at a meeting constitutes a waiver of notice of such meeting unless the Director, prior to the conclusion of the meeting, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or dissent to action taken at the meeting. Neither business to be transacted at nor the purpose of any special meeting of the Board of Directors or any committee designated by the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     4.8  Telephone Meetings.  Members of the Board of Directors or any
          ------------------
committee designated by such Board of Directors may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time.

     4.9  Action by Directors Without Meeting.  Any action required or permitted
          -----------------------------------
to be taken at a meeting of the Directors of the Corporation or of any committee thereof, may be taken without a meeting if prior or subsequent to the action of all members of the Board or such committee consents in writing. The consent shall be delivered to the Secretary for inclusion in the minutes of the Board or committee. Action taken without a meeting is effective when all

Directors or committee members have signed the consent, unless the consent specified a different effective date. Such consent has the same force and effect as a unanimous vote of the Board or committee and may be stated as such in any document.

     4.10  Quorum.  A majority of the authorized number of Directors shall
           ------
constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting in which a quorum is present shall be the act of the Board of Directors.

     4.11  Presumption of Assent.  The assent of a Director of the Corporation
           ---------------------
who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be entered in the minutes of the meeting unless a Director's dissent is recorded in the minutes. A director who is absent from a meeting of the Board at which such action is taken shall be presumed to have concurred in the action unless he shall file his dissent with the Secretary of the Corporation within a reasonable time after learning of such action.

     4.12  Executive Committee and Other Committees.  The Board of Directors, by
           ----------------------------------------
resolution adopted by a majority of the entire Board, may appoint from among its members an executive and one or more other committees, each consisting of one or more directors, each committee of which to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors, but no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation; electing or appointing any Director or removing any officer or Director; adopting a plan of merger or consolidation; recommending to the shareholders of the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business; recommending to the shareholders a voluntary dissolution of the Corporation or revocation thereof; or making, altering or repealing the Bylaws of the Corporation. The designation of such committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

     4.13  Chairman of the Board.  The Chairman of the Board, if such officer
           ---------------------
shall be chosen by the Board of Directors, shall preside at all meetings of the Board of Directors at which he is present. He shall, subject to the direction of the Board of Directors, have general oversight over the affairs of the Corporation and shall, from time to time, consult and advise with the President in the direction and management of the Corporation's business and affairs, and shall also do and perform such other duties as may, from time to time, be assigned to him by the Board of Directors.

     4.14  Vice Chairman of the Board.  The Vice Chairman of the Board, if such
           --------------------------
officer shall be chosen by the Board of Directors, shall, in the absence of the Chairman of the Board, preside at all meetings of the Board of Directors and perform the duties and exercise the powers of the Chairman of the Board. He shall do and perform such other duties as may, from time to time, be assigned to him by the Board of Directors.

     4.15  Dividends.  If and in the manner permitted by the Nevada Revised
           ---------
Statutes, the Board of Directors of the Corporation may, from time to time, declare, and the Corporation may pay dividends in cash, property, or its own shares.

     4.16  Conflict of Interest.
           --------------------

           (a) No contract or other transaction between the Corporation and one or more of its Directors, or between the Corporation and any other corporation, firm or association in which one or more of its Directors or officers are Directors or officers or are financially interested, shall be void or voidable solely because such Director or officer is present at the meeting of the Board or committee thereof which authorizes or approves the contract or transaction, or because his or their votes are counted for such purpose if:

                    (i) The contract or other transaction is fair as to the Corporation at the time it is authorized, approved or ratified.

                    (ii) The fact of the common directorship or interest is disclosed or known to the Board or committee and noted in the minutes, and the Board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote(s) of such Directors.

                    (iii) The fact of the common directorship or interest is disclosed or known to the shareholders, and they authorize, approve or ratify the contract or transaction in good faith by a majority vote.

                    (iv) The fact of the common directorship or financial interest is not disclosed or known to the Director or officer at the time the transaction is brought before the Board or committee for action.

          (b) Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes, approves or ratifies the contract or transaction.

                                   ARTICLE 5

                              Officers and Agents
                              -------------------

     5.1  Officers.  The officers of the Corporation shall consist of a
          --------
President, a Secretary and a Treasurer, each of whom shall be natural persons of the age of eighteen (18) years or older and elected by the Board of Directors. The Board of Directors may elect or appoint such other officers and assistant officers and agents, including a Chairman and one or more Vice Presidents, as may be deemed necessary. All officers and agents of the Corporation shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws. The Board of Directors shall fix the term of office and salaries of all of the officers of the Corporation. All officers shall hold office for the term for which he was so elected or until a successor is elected and has qualified. One person may hold two (2) or more offices, except those of President and Secretary. However, if the Corporation has only one shareholder, then one person may hold the offices of both President and Secretary.

     5.2  Compensation.  The compensation of all officers shall be fixed by
          ------------
resolution of the Board, except that the Board may authorize the President to fix any compensation of an officer not exceeding a total amount specified by the Board.

     5.3  Removal of Officers.  Any officer elected by the Board may be removed
          -------------------
by the Board of Directors with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election of an officer or agent shall not of itself create contract rights.

     5.4  Vacancies.  A vacancy in any office, however occurring, may be filled
          ---------
by the Board of Directors for the unexpired portion of the term.

     5.5  President.  In the absence of the Chairman and Vice Chairman of the
          ---------
Board, if any, the President shall preside at any meeting of the shareholders, and at any meeting of the Board of Directors. The President shall be in charge of the management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall have the authority and powers necessary to perform such duties. The President shall have authority to negotiate and enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation as is necessary and appropriate. In addition, the President shall have such further powers and perform such further functions and duties as may, from time to time, be assigned by the Board of Directors or as may be prescribed by these Bylaws.

     5.6  Vice Presidents.  Each Vice President, if any, shall have such power
          ---------------
and perform such duties as the Board may from time to time prescribe or as the President may from time to time delegate to him.

     5.7  Secretary.
          ---------

          (a) The Secretary shall, if requested by the President, attend all sessions of the Board of Directors and record all votes and the minutes of all proceedings in a book or books to be kept for that purpose, and shall perform like duties for any Board committees when required. Such person shall cause due notice to be given of all meetings of the shareholders and Board of Directors. The Secretary shall keep in safe custody the corporate records and the seal of the Corporation and when authorized by the Board of Directors shall affix the seal to any instrument requiring it, and when so affixed, it shall be attested by signature. Such person shall keep at the Registered Office or the principal place of business of the Corporation a record of the shareholders, giving names and addresses of all shareholders and the number and class of share held by each, and a copy of any voting trust agreement, along with a copy of the names and addresses of the holders of interests in the voting trust, the extent of each such holder's interest, the number of shares of stock transferred to the voting trust, and the transfer of interests in the voting trust. Copies of all voting trust information shall be furnished by the trustee of the voting trust. The Secretary shall have general charge of the stock transfer books of the Corporation and copies of information concerning voting trusts, if any, and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President or the Board of Directors.

          (b) Assistant Secretaries, if any, shall have the same duties and powers, subject to supervision by the Secretary.

     5.8  Treasurer.
          ---------

          (a) The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. Such person shall disburse the funds of the Corporation as may be ordered by the Board, take proper vouchers for such disbursements, and shall render to the President and the Board whenever they may require it an account of all transactions and of the financial condition of the Corporation. Such person shall, if required by the Board, give the Corporation a bond in such sums and with such sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of the duties and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. The Treasurer shall sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors.

          (b) Assistant Treasurers, if any, shall have the same powers and duties, subject to the supervision of the Treasurer.

                                   ARTICLE 6
          Indemnification of Directors, Officers, Employees and Agents
          ------------------------------------------------------------

     6.1  Authorization of Indemnification.  The Board of Directors may
          --------------------------------
authorize the Corporation to pay expenses incurred by, or to satisfy a judgment or fine rendered or levied against, a present or former Director, officer, employee or agent of the Corporation in an action brought by a third party against such person (whether or not the Corporation is joined as a party defendant) to impose liability or penalty on such person for an act alleged to have been committed by such person while a Director, officer, employee or agent, or by the Corporation, or by both; provided the Board of Directors determines, in good faith, that such Director, officer, employee or agent was acting in good faith within what such person reasonably believed to be the scope of his or her employment or authority and for a purpose which such person reasonably believed to be in the best interests of the Corporation or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action.

     6.2  Expenses of Officers and Directors.  The expenses of officers and
          ----------------------------------
Directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to indemnification by the Corporation. This provision does not affect any rights to advancement of expenses to which corporate personnel other than Directors or officers may be entitled under any contract or by law.

     6.3  Duties of Good Faith.  Acts or omissions are in good faith and
          --------------------
transactions are fair to the Corporation if they do not involve intentional misconduct, fraud or knowing violation of law by an officer or Director. In performing their respective duties, Directors and officers are entitled to rely on information, opinions, reports, books of accounts or statements, including financial statements and other financial data, that are prepared and presented by:

          (a) One or more Directors, officers or employees of the Corporation reasonably believed to be reliable and competent in the matters prepared and presented;

          (b) Counsel, public accountants or other persons as to matters reasonably believed to be within the preparer's or presenter's professional or expert competence; or

          (c) A committee of the Directors on which the person relying thereon does not serve, established in accordance with Nevada Revised Statutes 78.125, as to matters within the committee's designated authority and matters on which the committee is reasonably believed to merit competence, but a Director or officer is not entitled to rely on such information, opinions, reports, books of accounts or statements if the officer or Director has knowledge concerning the matter in question that would cause reliance thereon to be unwarranted.

     This Article 6.3 does not create or authorize any causes of action against the Corporation or its Directors or officers.

     6.4  Insurance.  The Corporation may purchase and maintain insurance or
          ---------
make other financial arrangements on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a Director, officer, employee or agent, or arising out of his status as such, whether or not the Corporation has the authority to indemnify him against such liability and expenses. Such financial arrangements shall be as provided by law.

     6.5  Nonexclusive.  The provisions provided in this Article 6 with regard
          ------------
to indemnification shall not be construed as a limitation on indemnification. Indemnification shall at all times be allowed to the fullest extent as is now, or in the future, provided for under the Nevada Revised Statutes.

                                   ARTICLE 7

                                 Miscellaneous
                                 -------------

     7.1  Fiscal Year.  The fiscal year of the Corporation shall be determined
          -----------
by the Board of Directors.

     7.2  Amendment of Bylaws.  Subject to repeal or change by action of a
          -------------------
majority of the shareholders, except as otherwise provided by law or the Articles of Incorporation, the Bylaws may be altered, amended or repealed, from time to time, in whole or in part, by the affirmative vote of a majority of the Board of Directors at a meeting called for that purpose or by consent; provided, however, that a Bylaw or amendment thereof fixing the exact number of Directors within the limits specified in the Articles of Incorporation or these Bylaws may be adopted, amended or repealed by the Board of Directors.

     7.3  Conflict.  In the event of any conflict between any provision in these
          --------
Bylaws and in the Corporation's Articles of Incorporation, the provision in the Articles shall control.

     7.4  Inspection of Bylaws.  The Corporation shall keep at the Registered
          --------------------
Office the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholder at all reasonable times during office hours.

     7.5  Waiver and Effective Date of Notice.   Whenever notice is required to
          -----------------------------------
be given to any shareholder or Director under the provisions of the Nevada Revised Statutes or under the provisions of the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

     ADOPTED this 16th day of June 1993.

                        BYLAWS OF PIONEER BANCORPORATION

                                   ARTICLE 7

7.2  Amendment of Bylaws.  Subject to repeal or change by action of a majority
     -------------------
of the shareholders, except as otherwise provided by law or the Articles of Incorporation, the Bylaws may be altered, amended or repealed, from time to
               ------------------------------------------------------------
time, in whole or in part, by the affirmative vote of a majority of the Board of
-------------------------  -----------------------------------------------------
Directors at a meeting called for that purpose or by consent; provided, however,
--------------------------------- ---------------------------
that a Bylaw or amendment thereof fixing the exact number of Directors within the limits specified in the Articles of Incorporation or these Bylaws may be adopted, amended or repealed by the Board of Directors.

In accordance with Article 7 of the Bylaws of Pioneer Bancorporation, Section
7.2 Amendment of Bylaws:

Resolved that Article 5, Officers and Agents paragraph 5.1 Officers be amended to read as follows:

                                   Article 5

                              Officers and Agents
                              -------------------

5.1  Officers.  The officers of the Corporation shall consist of a President, a
     --------
Secretary and a Treasurer, each of whom shall be natural persons of the age of eighteen (18) years or older and elected by the Board of Directors. The
                                                                     ---
Executive Officers of the Corporation shall be a Chairman of the Board, Vice
----------------------------------------------------------------------------
Chairman of the Board, and President of the Corporation.  The Board of Directors
-------------------------- ----------------------------
may elect or appoint such other officers and assistant officers and agents, including a Chairman and one or more Vice Presidents, as may be deemed necessary. All officers and agents of the Corporation shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws. The Board of Directors shall fix the term of office and salaries of all of the officers of the Corporation. All officers shall hold office for the term for which he was so elected or until a successor is elected and has qualified. One person may hold two (2) or more offices, except those of President and Secretary. However, if the Corporation has only one shareholder, then one person may hold the offices of both President and Secretary.

Certification
-------------

I, Shelle K. Grim-Brooks hereby certify that the foregoing resolution is a true and correct copy of a resolution passed by a majority of the Board of Directors of Pioneer Bancorporation at a meeting duly called and held July 20, 1994, at which a quorum was present and voted and said resolution is still in full force and effect and is duly recorded in the corporate minutes and records of Pioneer Bancorporation.

Dated      July 20, 1994
      ------------------------------------
Signed     /s/ Shelle K. Grim-Brooks
      ------------------------------------
Title      Senior Vice President
      ------------------------------------